Exhibit 10.30

Executive and Director Compensation Exhibit

Per annum base salaries of the Executive Officers of the Company as of May 16, 2005:

Executive Officers	Per Annum Base Salaries as of May 16, 2005
Paul Cormier	$275,000
Michael Cunningham	$225,000
Charles E. Peters, Jr.	$275,000
Alex Pinchev	$300,000
Joanne Rohde	$275,000
Matthew Szulik	$400,000

Board of Directors’ retainers as of May 16, 2005:

Directors	Board Retainer	Lead Director Retainer	Director Committee Memberships			Total Annual per Director	Deferred Stock Election beginning May 15, 2005
			Audit	Comp

E. McDonald	$30,000		$10,000	$5,000		$45,000	100% of all compensation

M. Fox	$30,000		$10,000		$5,000	$45,000	N/A

W. Kaiser	$30,000	$20,000	$10,000		$0	$60,000	N/A

H. Shelton	$30,000			$10,000	$5,000	$45,000	50% of all compensation

W. Albrecht	$30,000		$20,000	$5,000		$55,000	50% of equity compensation only

E. Kozel	$30,000			$5,000	$5,000	$40,000	N/A

Director Stock Compensation Summary

*	Initial Election: 40,000 options, 3 year vesting

*	Annual Grant (on the earlier of (i) date of annual Shareholders Meeting or (ii) August 13, 2005: 10,000 options, fully vested

*	Deferred Stock Unit Conversion ratio: 35 DSU’s per 100 options